ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND, INC.
HIGH YIELD PORTFOLIO

FORMER POLICIES
CURRENT POLICIES

Investment Objective:
Fundamental:
The Portfolio's investment objective is to earn the highest level of current income available without assuming undue risk by investing principally in high-yielding fixed-income securities rated Baa or lower by Moody's or BBB or lower by S&P or Fitch or, if unrated, of comparable quality as determined by Alliance. As a secondary objective, the Portfolio seeks capital appreciation. Non-fundamental:
The Portfolio's investment objective is to earn the highest level of current income available without assuming undue risk by investing principally in high-yielding fixed-income securities rated Baa or lower by Moody's or BBB or lower by S&P or Fitch or, if unrated, of comparable quality as determined by Alliance. As a secondary objective, the Portfolio seeks capital appreciation.

Fundamental Investment Policies:
The Portfolio may not invest in securities of any one issuer (including repurchase agreements with any one entity) other than U.S. Government Securities, if immediately after such purchases more than 5% of the value of its total assets would be invested in such issuer, except that 25% of the value of the total assets of a Portfolio may be invested without regard to such 5% limitation.
The Portfolio is diversified.
The Portfolio may not acquire more than 10% of any class of the outstanding securities of any issuer (for this purpose, all preferred stock of an issuer shall be deemed a single class, and all indebtedness of an issuer shall be deemed a single class).
Policy eliminated.
The Portfolio may not invest more than 25% of the value of its total assets at the time an investment is made in the securities of issuers conducting their principal business activities in any one industry, except that there is no such limitation with respect to U.S. Government Securities or certificates of deposit, bankers' acceptances and interest-bearing deposits (for purposes of this investment restriction, the electric, gas, telephone and water business shall each be considered as a separate industry).
The Portfolio may not concentrate investments in an industry, as concentration may be defined under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
The Portfolio may not borrow money, except that the Portfolio may borrow money only for extraordinary or emergency purposes and then only in amounts not exceeding 15% of its total assets at the time of borrowing.











Related non-fundamental policy:
Under the 1940 Act, the Portfolio is not permitted to borrow unless immediately after such borrowing there is "asset coverage," as that term is defined and used in the 1940 Act, of at least 300% for all borrowings of the Portfolio. In addition, under the 1940 Act, in the event asset coverage falls below 300%, a Portfolio must within three days reduce the amount of its borrowing to such an extent that the asset coverage of its borrowings is at least 300%.
The Portfolio may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.
For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps are not deemed to involve the issuance of a senior security.

Related non-fundamental policy eliminated.
The Portfolio may not issue any senior securities as defined in the 1940 Act (except to the extent that when-issued securities transactions, forward commitments or stand-by commitments, or loans of portfolio securities may be considered senior securities).
Policy eliminated.  See above.
The Portfolio may not mortgage, pledge or hypothecate any of its assets, except as may be necessary in connection with permissible borrowings described [in above policy] (in an aggregate amount not to exceed 15% of total assets of the Portfolio).
Policy eliminated.
The Portfolio may not invest in illiquid securities if immediately after such investment more than 10% of the Portfolio's total assets (taken at market value) would be invested in such securities.




Related non-fundamental policy:
The Portfolio may invest up to 10% of its total assets in illiquid securities. Fundamental policy eliminated.

New non-fundamental policy:
The Portfolio will limit its investment in illiquid securities to no more than 15% of net assets or such other amount permitted by guidance regarding the 1940 Act.

Related non-fundamental policy eliminated.
The Portfolio may not invest more than 10% of the value of its total assets in repurchase agreements not terminable within seven days.
Fundamental policy eliminated.

New non-fundamental policy:
The Portfolio may invest in repurchase agreements.
The Portfolio may not invest more than 5% of the value of its total assets at the time an investment is made in the non-convertible preferred stock of issuers whose non-convertible preferred stock is not readily marketable. Policy eliminated.
The Portfolio may not act as securities underwriter except that the Portfolio may acquire restricted or not readily marketable securities under circumstances where, if such securities are sold, the Portfolio might be deemed to be an underwriter for purposes of the Securities Act.
The Portfolio may not act as an underwriter of securities, except that the Portfolio may acquire restricted securities under circumstances in which, if such securities were sold, the Portfolio might be deemed to be an underwriter for purposes of the Securities Act of 1933, as amended (the "Securities Act").
The Portfolio may not invest in commodities or commodity contracts, except that the Portfolio may purchase financial futures as described in the Prospectuses.


Related non-fundamental policy:
The Portfolio may not enter into futures contracts or related options thereon if immediately thereafter the amount committed to margin plus the amount paid for option premiums exceeds 5% of the Portfolio's total assets.
The Portfolio may not purchase or sell commodities regulated by the Commodity Futures Trading Commission under the Commodity Exchange Act or commodities contracts except for futures contracts and options on futures contracts.

Related non-fundamental policy eliminated.
The Portfolio may not engage in the purchase or sale of real estate, except that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein.


Related non-fundamental policy:
The Portfolio may invest up to 5% of its total assets directly in residential mortgages securing residential real estate (i.e., the Portfolio becomes the mortgagee).
The Portfolio may not purchase or sell real estate except that it may dispose of real estate acquired as a result of the ownership of securities or other instruments. This restriction does not prohibit the Fund from investing in securities or other instruments backed by real estate or in securities of companies engaged in the real estate business.

Related non-fundamental policy eliminated.
The Portfolio may not invest in companies for the purpose of exercising control of management.
Policy eliminated.
The Portfolio may not participate on a joint, or on a joint and several, basis in any trading account in securities.
Policy eliminated.
The Portfolio may not effect a short sale of any security.
Policy eliminated.
The Portfolio may not purchase securities on margin, but it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities.
Fundamental policy eliminated.

New non-fundamental policy:
The Portfolio may not purchase securities on margin, except (i) as otherwise provided under rules adopted by the SEC under the 1940 Act or by guidance regarding the 1940 Act, or interpretations thereof, and (ii) that the Portfolio may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Portfolio may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.
The Portfolio may not invest in the securities of any other investment company except in connection with a merger, consolidation, acquisition of assets or other reorganization.






Related non-fundamental policy:
Under the 1940 Act, the Portfolio may invest not more than 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act each Portfolio may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of each Portfolio's total assets may be invested in the securities of any investment company.
The Portfolio may invest in the securities of other investment companies, including exchange-traded funds, to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

Related non-fundamental policy eliminated.

Non-fundamental Investment Policies:
No forward commitments or when-issued securities will be made by the Portfolio if, as a result, more than 20% [30% in P]of the value of the Portfolio's total assets would be committed to such transactions.
The Portfolio may enter into forward commitments or when-issued transactions. The Portfolio will not purchase any option if, immediately thereafter, the aggregate cost of all outstanding options purchased by the Portfolio would exceed 2% of the value of its total assets; the Portfolio will not write any option (other than options on futures contracts) if, immediately thereafter, the aggregate value of its portfolio securities subject to outstanding options would exceed 15% of its total assets.
The Portfolio may purchase and write options.
The Portfolio may make loans of up to 30% of its assets. (P)
Consistent with applicable regulatory requirements, the Portfolio may loan its portfolio securities. (SAI)
The Portfolio may lend portfolio securities to the extent permitted under the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, interpretations of, or exemptive orders under, the 1940 Act.
The Portfolio will limit its investments in standby commitments so that the aggregate purchase price of the securities subject to the commitments does not exceed 20% of its assets.
The Portfolio may invest in standby commitments.
The Portfolio may not make loans to other persons, except as permitted under the 1940 Act.
Non-fundamental policy eliminated.

New fundamental policy:
The Portfolio may not make loans except through (i) the purchase of debt obligations in accordance with its investment objectives and policies;
(ii) the lending of portfolio securities; (iii) the use of repurchase agreements; or (iv) the making of loans to affiliated funds as permitted under the 1940 Act, the rules and regulations thereunder (as such statutes, rule or regulations may be amended from time to time), or by guidance regarding, and interpretations of, or exemptive orders under, the 1940 Act.


SK 00250 0073 695648















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